Exhibit 23.3


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the use of our report dated February 16, 1996 (and to all references to our Firm) included in or made a part of this S-4 Registration Statement.

                                            /s/ Skoda, Minotti, Reeves & Co.

Mayfield Village, Ohio
October 30, 1998